                                                                    Exhibit 99.1

                                                    Public Relations
FOR IMMEDIATE RELEASE NEWS                          MetLife, Inc.
                                                    One MetLife Plaza
                                                    27-01 Queens Plaza North
                                                    Long Island City, NY 11101

[METLIFE LOGO]

Contacts:   For Media:                          For Investors:
            John Calagna                        Tracey Dedrick
            (212) 578-6252                      (212) 578-5140

           METLIFE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2005 RESULTS

            4TH QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS
                   OF $0.88 PER DILUTED COMMON SHARE, UP 29%

        4TH QUARTER OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS
                   OF $1.04 PER DILUTED COMMON SHARE, UP 18%


            RECORD 2005 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS
                   OF $6.16 PER DILUTED COMMON SHARE, UP 69%

        RECORD 2005 OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS
                   OF $4.33 PER DILUTED COMMON SHARE, UP 24%

NEW YORK, February 9, 2006 -- MetLife, Inc. (NYSE: MET) today reported fourth quarter 2005 net income available to common shareholders of $677 million, or $0.88 per diluted common share, compared with $511 million, or $0.68 per diluted common share, for the fourth quarter of 2004. The company also reported that net income available to common shareholders for 2005 was a record $4.65 billion, or $6.16 per diluted common share, compared with $2.76 billion, or $3.65 per diluted common share, for 2004.

                                                            For the three months              For the year
                                                             ended December 31,            ended December 31,
                                                          ------------------------      ------------------------
                                                             2005           2004           2005           2004
                                                          ---------      ---------      ---------      ---------
                                                           (in millions, except per diluted common share data)
Net income available to common shareholders               $     677      $     511      $   4,651      $   2,758
Net income available to common shareholders per
    diluted common share                                  $    0.88      $    0.68      $    6.16      $    3.65
Operating earnings available to common shareholders(1)    $     799      $     660      $   3,271      $   2,642
Operating earnings available to common shareholders
    per diluted common share(1)                           $    1.04      $    0.88      $    4.33      $    3.50
Book value per diluted common share                       $   35.19      $   30.53      $   35.83      $   30.23
Book value per diluted common share, excluding
    accumulated other comprehensive income(1)             $   32.70      $   26.57      $   33.29      $   26.32

(1) Operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and book value per diluted common share (excluding accumulated other comprehensive income) are not calculated based on generally accepted accounting principles ("GAAP"). Information regarding non-GAAP financial measures in this press release and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures section below, as well as in the tables that accompany this release.

FOURTH QUARTER HIGHLIGHTS

- Earned total premiums, fees and other revenues of $7.8 billion, a 13% increase over the prior year period

- Annuity deposits reached $3.6 billion, an increase of 39% over the prior year period

Operating earnings available to common shareholders for the fourth quarter of 2005 were $799 million, or $1.04 per diluted common share, compared with $660 million, or $0.88 per diluted common share, for the prior year period.

"In 2005, MetLife once again demonstrated its ability to deliver strong results as we generated record full year net income and operating earnings," said Robert
H. Benmosche, chairman and chief executive officer of MetLife, Inc. "In addition to reaching our financial targets, we completed and integrated the acquisition of Travelers Life & Annuity and substantially all of Citigroup's international insurance businesses. With strong business fundamentals, leading market positions and a multitude of opportunities to leverage our strong brand in the marketplace, MetLife is well positioned to achieve further growth and success."

FULL YEAR HIGHLIGHTS

- Increased total premiums, fees and other revenues to $30 billion, up 14% from the prior year

- Grew book value per diluted common share, excluding accumulated other comprehensive income, 26% from the prior year to $33.29 per diluted common share

- Achieved record operating earnings available to common shareholders in Institutional Business, Individual Business, Auto & Home and International

Operating earnings available to common shareholders for 2005 were $3.27 billion, or $4.33 per diluted common share, compared with $2.64 billion, or $3.50 per diluted common share, for 2004.

FOURTH QUARTER SEGMENT OVERVIEW

Reconciliations of segment net income available to common shareholders to segment operating earnings available to common shareholders are provided in the tables that accompany this release.

During the quarter, MetLife had $64 million of expenses related to the Travelers integration.

INSTITUTIONAL BUSINESS EARNINGS UP 26%

Institutional Business operating earnings available to common shareholders in the fourth quarter of 2005 were $389 million, compared with $309 million in the prior year period. During the quarter, group life earnings increased 24% largely due to business growth across the majority of products and favorable underwriting and investment results. Growth in the asset base for retirement & savings, due in large part to the Travelers acquisition, as well as higher net investment income, also contributed to the earnings growth in the segment. This was partially offset by an adjustment to deferred policy acquisition costs in the long-term care business.

During the quarter, group life premiums, fees and other revenues grew 6% over the prior year period primarily due to sales growth and business retention. Retirement & savings net investment income grew 53% compared to the prior year period largely due to the Travelers acquisition and an increase in the asset base. In addition, non-medical health premiums, fees and other revenues increased 11% over the prior year period primarily due to continued growth across all product lines.

INDIVIDUAL BUSINESS EARNINGS UP 52%

Individual Business operating earnings available to common shareholders were $314 million in the fourth quarter of 2005, compared with $207 million in the prior year period. The strong growth in the segment was driven by the Travelers acquisition, as well as continued growth in the business and favorable mortality. Fees for investment-type products within the annuity business nearly doubled compared with the prior year period as a result of growth in the separate account assets. Annuity results also benefited from strong investment performance. In addition, combined life results increased 18% largely due to growth in the business and favorable mortality. Total first year life premiums and deposits were up 61%, reflecting broader distribution, largely due to the Travelers acquisition.

In connection with MetLife's acquisition of Travelers, the company has performed reviews of Travelers underwriting criteria in its effort to refine its estimated fair values for the purchase price allocation. As a result of these reviews and actuarial analyses, and to be consistent with MetLife's existing reserving methodologies, the company has established an excess mortality reserve on a specific group of policies. This resulted in an adjustment to the purchase price allocation, an increase to goodwill of $234 million, net of income taxes, and a charge of $20 million, net of income taxes, to fourth quarter results. The company expects to complete its reviews and refine its estimate of the excess mortality reserve by June 30, 2006.

AUTO & HOME EARNINGS UP 29%

Auto & Home operating earnings available to common shareholders were $81 million in the fourth quarter of 2005, compared with $63 million in the prior year period. Auto & Home's results benefited from an improved non-catastrophe combined ratio of 83.0% including favorable claim development related to prior accident years. These factors were partially offset by higher catastrophe losses and reinsurance reinstatement premiums of $42 million, net of income taxes, which included $32 million, net of income taxes, related to Hurricane Wilma.

INTERNATIONAL EARNINGS UP 60%

International operating earnings available to common shareholders were $48 million in the fourth quarter of 2005, compared with $30 million in the prior year period. International earnings increased due to continued business growth in Latin America and Asia Pacific, as well as a one-time $13 million tax benefit. The earnings increase was partially offset by higher one-time expenses, including certain costs of integrating the CitiInsurance operations.

INVESTMENTS

During the fourth quarter of 2005, corporate joint venture income, commercial mortgage prepayment fees and corporate bond prepayment fees were at higher than normal levels.

Earnings Conference Call
------------------------
MetLife will hold its fourth quarter and full year 2005 earnings conference call and audio Webcast on Friday, February 10, 2006, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1003 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 11:30 a.m. (ET) on Friday, February 10, 2006, until Friday, February 17, 2006, at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 813433. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Non-GAAP and Other Financial Disclosures
----------------------------------------
MetLife analyzes its performance using so-called non-GAAP measures, including operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share. Operating earnings available to common shareholders is defined as GAAP net income, excluding net investment gains and losses, net of income taxes, adjustments related to net investment gains and losses, net of income taxes, the impact from the cumulative effect of a change in accounting, net of income taxes, and discontinued operations other than discontinued real estate, net of income taxes, less preferred stock dividends which are recorded in Corporate & Other. Scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings available to common shareholders. Operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income taxes, and adjustments related to net investment gains and losses, net of income taxes, both of which can fluctuate significantly from period to period, the impact of the cumulative effect of a change in accounting, net of income taxes, and discontinued operations other than discontinued real estate, net of income taxes, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share should not be viewed as substitutes for GAAP net income available to common shareholders and GAAP net income available to common shareholders per diluted common share, respectively.

                                                             For the three months ended December 31,
                                                    ----------------------------------------------------------
                                                              2005                              2004
                                                    ------------------------          ------------------------
                                                       (in millions, except per diluted common share data)
Net income available to common shareholders         $   677          $  0.88          $   511          $  0.68
Net investment (gains) losses, net of
    income taxes(1)                                     146             0.20              138             0.18
Adjustments related to net investment
    (gains) losses, net of income taxes(2)              (12)           (0.02)               3             0.01
Discontinued operations, net of income
    taxes(3)                                            (12)           (0.02)               8             0.01
                                                    -------          -------          -------          -------
Operating earnings available to common
    shareholders                                    $   799          $  1.04          $   660          $  0.88
                                                    =======          =======          =======          =======

Book value per diluted common
    share                                           $ 35.19                           $ 30.53
Accumulated other comprehensive income per
     diluted common share                           $ (2.49)                          $ (3.96)
                                                    -------                           -------
Book value per diluted common share,
    excluding accumulated other
    comprehensive income                            $ 32.70                           $ 26.57
                                                    =======                           =======

(1) Net investment (gains) losses, net of income taxes, includes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations of $(100) million and $(2) million for the three months ended December 31, 2005 and 2004, respectively, and excludes (gains) losses of $(23) million and $(2) million for the three months ended December 31, 2005 and 2004, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(2) Adjustments related to net investment (gains) losses, net of income taxes, include amortization of deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(3) Discontinued operations, net of income taxes, excludes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations.

                                                                 For the year ended December 31,
                                                    ----------------------------------------------------------
                                                              2005                              2004
                                                    ------------------------          ------------------------
                                                       (in millions, except per diluted common share data)
Net income available to common shareholders         $ 4,651          $  6.16          $ 2,758          $  3.65
Net investment (gains) losses, net of
    income taxes(1)                                  (1,257)           (1.67)            (158)           (0.21)
Adjustments related to net investment
    (gains) losses, net of income taxes(2)               45             0.06              (34)           (0.04)
Cumulative effect of a change in accounting              --               --               86             0.11
Discontinued operations, net of income
    taxes(3)                                           (168)           (0.22)             (10)           (0.01)
                                                    -------          -------          -------          -------
Operating earnings available to common
    shareholders                                    $ 3,271          $  4.33          $ 2,642          $  3.50
                                                    =======          =======          =======          =======

Book value per diluted common
    share                                           $ 35.83                           $ 30.23
Accumulated other comprehensive income per
     diluted common share                           $ (2.54)                          $ (3.91)
                                                    -------                           -------
Book value per diluted common share,
    excluding accumulated other
    comprehensive income                            $ 33.29                           $ 26.32
                                                    =======                           =======

(1) Net investment (gains) losses, net of income taxes, includes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations of $(1,369) million and $(90) million for the full year ended December 31, 2005 and 2004, respectively, and excludes (gains) losses of $(64) million and $(33) million for the full year ended December 31, 2005 and 2004, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(2) Adjustments related to net investment (gains) losses, net of income taxes, include amortization of deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(3) Discontinued operations, net of income taxes, excludes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations.


This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to, the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and
(xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

MetLife, Inc. is a leading provider of insurance and other financial services to millions of individual and institutional customers throughout the United States. Through its subsidiaries and affiliates, MetLife, Inc. offers life insurance, annuities, automobile and homeowner's insurance and retail banking services to individuals, as well as group insurance, reinsurance and retirement and savings products and services to corporations and other institutions. Outside the U.S., the MetLife companies have direct insurance operations in Asia Pacific, Latin America and Europe. For more information, please visit www.metlife.com.

For a copy of MetLife's Quarterly Financial Supplement, please visit www.metlife.com.

                                      # # #

                                  MetLife, Inc.
                        Consolidated Statements of Income
                                    Unaudited
                                  (in millions)


                                                                        Three months ended December 31,     Year ended December 31,
                                                                        -------------------------------     -----------------------
                                                                            2005          2004                2005           2004
                                                                          --------       -------            --------       --------
Premiums                                                                  $  6,346       $ 5,800            $ 24,860       $ 22,200
Universal life and investment-type product policy fees                       1,112           747               3,828          2,867
Net investment income                                                        4,126         3,288              14,910         12,364
Other revenues                                                                 323           309               1,271          1,198
Net investment gains (losses)                                                 (361)         (194)                (93)           175
                                                                          --------       -------            --------       --------
          Total revenues                                                    11,546         9,950              44,776         38,804
                                                                          --------       -------            --------       --------

Policyholder benefits and claims                                             6,488         5,887              25,506         22,662
Interest credited to policyholder account balances                           1,161           777               3,925          2,997
Policyholder dividends                                                         418           414               1,679          1,666
Other expenses                                                               2,676         2,168               9,267          7,813
                                                                          --------       -------            --------       --------
          Total expenses                                                    10,743         9,246              40,377         35,138
                                                                          --------       -------            --------       --------

Income from continuing operations before provision for income taxes            803           704               4,399          3,666
Provision for income taxes                                                     211           212               1,260          1,029
                                                                          --------       -------            --------       --------
Income from continuing operations                                              592           492               3,139          2,637
Income from discontinued operations, net of income taxes                       117            19               1,575            207
                                                                          --------       -------            --------       --------
Income before cumulative effect of a change in accounting, net of
  income taxes                                                                 709           511               4,714          2,844
Cumulative effect of a change in accounting, net of income taxes (1)            --            --                  --            (86)
                                                                          --------       -------            --------       --------
Net income                                                                     709           511               4,714          2,758
Preferred stock dividends                                                       32            --                  63             --
                                                                          --------       -------            --------       --------
Net income available to common shareholders                               $    677       $   511            $  4,651       $  2,758
                                                                          ========       =======            ========       ========


OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS RECONCILIATION
Net income available to common shareholders                                    677           511               4,651          2,758
      Net investment gains (losses)                                           (234)         (214)              1,947            244
      Minority interest -- net investment gains (losses)                         3             5                  (9)            (9)
      Net investment gains (losses) tax benefit (provision)                     85            71                (681)           (77)
                                                                          --------       -------            --------       --------
Net investment gains (losses), net of income taxes (2) (3)                    (146)         (138)              1,257            158
      Adjustments related to policyholder benefits and dividends                (9)           (9)                (80)            64
      Adjustments related to other expenses                                     30             5                  13            (11)
      Adjustments related to tax benefit (provision)                            (9)            1                  22            (19)
                                                                          --------       -------            --------       --------
Adjustments related to net investment gains (losses), net of income
  taxes (4)                                                                     12            (3)                (45)            34
Cumulative effect of a change in accounting, net of income taxes (1)            --            --                  --            (86)
Discontinued operations, net of income taxes (5)                                12            (8)                168             10
                                                                          --------       -------            --------       --------
Operating earnings available to common shareholders                       $    799       $   660            $  3,271       $  2,642
                                                                          ========       =======            ========       ========


(1) The cumulative effect of a change in accounting, net of income taxes, for the year ended December 31, 2004 is in accordance with AICPA Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts.

(2) Net investment gains (losses), net of income taxes, includes gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations, of $100 million and $2 million for the three months ended December 31, 2005 and 2004, respectively, and $1,369 million and $90 million for the years ended December 31, 2005 and 2004, respectively.

(3) Net investment gains (losses), net of income taxes, excludes gains (losses) of $23 million and $2 million for the three months ended December 31, 2005 and 2004, respectively, and $64 million and $33 million for the years ended December 31, 2005 and 2004, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(4) Adjustments related to net investment gains (losses), net of income taxes, includes amortization of deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(5) Discontinued operations, net of income taxes, excludes gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations.

                                  MetLife, Inc.
                              Financial Highlights
                                    Unaudited
      (in millions, except per common share data or unless otherwise noted)


                                                                At or for the three months          At or for the year
                                                                    ended December 31,              ended December 31,
                                                                --------------------------          ------------------
                                                                     2005        2004               2005         2004
                                                                    ------      ------            -------      -------
Other Financial Data:
  Net income available to common shareholders                       $  677      $  511            $ 4,651      $ 2,758
  Operating earnings available to common shareholders               $  799      $  660            $ 3,271      $ 2,642
  Total assets under management (billions)                          $481.2      $356.8            $ 481.2      $ 356.8

Individual Business Sales Data:
  Total first year life premiums and deposits                       $  360      $  224            $ 1,137      $   940
  Variable and Universal life first year premiums and
    deposits (including COLI/BOLI)                                  $  306      $  173            $   932      $   753
  Total annuity deposits                                            $3,570      $2,566            $12,230      $11,294
  Mutual fund sales                                                 $1,254      $  935            $ 4,130      $ 3,533

Earnings Per Share Calculation:
  Weighted average common shares outstanding -- diluted              769.0       747.7              755.3        755.0
  Operating earnings available to common shareholders
    per common share -- diluted                                     $ 1.04      $ 0.88            $  4.33      $  3.50
  Net income available to common shareholders per common
    share -- diluted                                                $ 0.88      $ 0.68            $  6.16      $  3.65

                                  MetLife, Inc.
                               Balance Sheet Data
          December 31, 2005 (Unaudited) and December 31, 2004 (Audited)
                                  (in millions)


                                                                              At December 31,
                                                                          -------------------------
                                                                            2005            2004
                                                                          ---------       ---------
Balance Sheet Data:
  General account assets                                                  $ 353,349       $ 270,039
  Separate account assets                                                   127,869          86,769
                                                                          ---------       ---------
    Total assets                                                          $ 481,218       $ 356,808
                                                                          =========       =========

  Policyholder liabilities (including amounts of closed block)            $ 262,370       $ 196,792
  Short-term debt                                                             1,609           1,445
  Long-term debt                                                              9,888           7,412
  Junior subordinated debt securities underlying common equity units          2,134              --
  Shares subject to mandatory redemption                                        278             278
  Other liabilities                                                          47,969          41,288
  Separate account liabilities                                              127,869          86,769
                                                                          ---------       ---------
    Total liabilities                                                       452,117         333,984
                                                                          ---------       ---------

  Preferred stock, at par value                                                   1              --
  Common stock, at par value                                                      8               8
  Additional paid-in capital                                                 17,274          15,037
  Retained earnings                                                          10,865           6,608
  Treasury stock                                                               (959)         (1,785)
  Accumulated other comprehensive income                                      1,912           2,956
                                                                          ---------       ---------
    Total stockholders' equity                                               29,101          22,824
                                                                          ---------       ---------
    Total liabilities and stockholders' equity                            $ 481,218       $ 356,808
                                                                          =========       =========

                                  MetLife, Inc.
   Reconciliations of Net Income Available to Common Shareholders to Operating
                   Earnings Available to Common Shareholders
                                    Unaudited
                                  (in millions)


                                                                                    Three months ended             Year ended
                                                                                         December 31,              December 31,
                                                                                    ------------------        ---------------------
                                                                                      2005        2004          2005          2004
                                                                                      -----       -----       -------       -------
Total Institutional Operations
       Net income available to common shareholders                                    $ 280       $ 237       $ 1,562       $ 1,267
       Net investment gains (losses), net of income taxes                               (97)        (51)          112            83
       Adjustments related to net investment gains (losses), net of income taxes        (12)        (21)            5            (5)
       Cumulative effect of a change in accounting, net of income taxes                  --          --            --           (60)
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $ 389       $ 309       $ 1,445       $ 1,249
                                                                                      =====       =====       =======       =======

Institutional Operations
      Group Life
       Net income available to common shareholders                                    $  81       $  52       $   364       $   373
       Net investment gains (losses), net of income taxes                               (38)        (43)          (41)          (25)
       Adjustments related to net investment gains (losses), net of income taxes          1          --             5            --
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $ 118       $  95       $   400       $   398
                                                                                      =====       =====       =======       =======

      Retirement & Savings
       Net income available to common shareholders                                    $ 147       $ 141       $   943       $   684
       Net investment gains (losses), net of income taxes                               (61)         (1)          137            98
       Adjustments related to net investment gains (losses), net of income taxes         (2)        (15)            6             2
       Cumulative effect of a change in accounting, net of income taxes                  --          --            --           (40)
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $ 210       $ 157       $   800       $   624
                                                                                      =====       =====       =======       =======

      Non-Medical Health & Other
       Net income available to common shareholders                                    $  52       $  44       $   255       $   210
       Net investment gains (losses), net of income taxes                                 2          (7)           16            10
       Adjustments related to net investment gains (losses), net of income taxes        (11)         (6)           (6)           (7)
       Cumulative effect of a change in accounting, net of income taxes                  --          --            --           (20)
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $  61       $  57       $   245       $   227
                                                                                      =====       =====       =======       =======

Total Individual Operations
       Net income available to common shareholders                                    $ 238       $ 200       $ 1,503       $   885
       Net investment gains (losses), net of income taxes                              (115)        (29)          238            63
       Adjustments related to net investment gains (losses), net of income taxes         39          22             8            19
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $ 314       $ 207       $ 1,257       $   803
                                                                                      =====       =====       =======       =======

Individual Operations
      Traditional Life
       Net income available to common shareholders                                    $  94       $  74       $   645       $   338
       Net investment gains (losses), net of income taxes                                15          16           315            81
       Adjustments related to net investment gains (losses), net of income taxes         20          18            (9)           18
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $  59       $  40       $   339       $   239
                                                                                      =====       =====       =======       =======

      Variable & Universal Life
       Net income available to common shareholders                                    $  23       $  39       $   156       $   125
       Net investment gains (losses), net of income taxes                               (22)         (1)          (33)            2
       Adjustments related to net investment gains (losses), net of income taxes         10          --            13            (1)
       Cumulative effect of a change in accounting, net of income taxes                  --          --            --           (11)
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $  35       $  40       $   176       $   135
                                                                                      =====       =====       =======       =======

      Annuities
       Net income available to common shareholders                                    $ 119       $  69       $   675       $   390
       Net investment gains (losses), net of income taxes                               (99)        (58)          (33)          (30)
       Adjustments related to net investment gains (losses), net of income taxes          9           4             4             2
       Cumulative effect of a change in accounting, net of income taxes                  --          --            --            11
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $ 209       $ 123       $   704       $   407
                                                                                      =====       =====       =======       =======

      Other
       Net income available to common shareholders                                    $   2       $  18       $    27       $    32
       Net investment gains (losses), net of income taxes                                (9)         14           (11)           10
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $  11       $   4       $    38       $    22
                                                                                      =====       =====       =======       =======

Total Auto & Home
       Net income available to common shareholders                                    $  79       $  61       $   224       $   208
       Net investment gains (losses), net of income taxes                                (2)         (2)           (8)           (6)
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $  81       $  63       $   232       $   214
                                                                                      =====       =====       =======       =======

Auto & Home
      Auto
       Net income available to common shareholders                                    $  47       $  29       $   218       $   160
       Net investment gains (losses), net of income taxes                                (2)         (1)           (6)           (5)
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $  49       $  30       $   224       $   165
                                                                                      =====       =====       =======       =======

                                                                                    Three months ended             Year ended
                                                                                         December 31,              December 31,
                                                                                    -------------------       ---------------------
                                                                                      2005        2004          2005          2004
                                                                                      -----       -----       -------       -------
      Homeowners
       Net income available to common shareholders                                    $  28       $  27       $     5       $    43
       Net investment gains (losses), net of income taxes                                (1)         (1)           (2)           (1)
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $  29       $  28       $     7       $    44
                                                                                      =====       =====       =======       =======

      Other
       Net income available to common shareholders                                    $   4       $   5       $     1       $     5
       Net investment gains (losses), net of income taxes                                 1          --            --            --
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $   3       $   5       $     1       $     5
                                                                                      =====       =====       =======       =======

International
       Net income available to common shareholders                                    $  30       $  19       $   192       $   163
       Net investment gains (losses), net of income taxes                                (4)         (3)            4            16
       Adjustments related to net investment gains (losses), net of income taxes        (14)         (4)          (50)           21
       Cumulative effect of a change in accounting, net of income taxes                  --          --            --           (30)
       Discontinued operations, net of income taxes                                      --          (4)            5            (9)
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $  48       $  30       $   233       $   165
                                                                                      =====       =====       =======       =======

Reinsurance
       Net income available to common shareholders                                    $  28       $  21       $    92       $    91
       Net investment gains (losses), net of income taxes                                (2)         (1)           14            14
       Adjustments related to net investment gains (losses), net of income taxes         (1)          1            (8)           --
       Cumulative effect of a change in accounting, net of income taxes                  --          --            --            --
                                                                                      -----       -----       -------       -------
       Operating earnings available to common shareholders                            $  31       $  21       $    86       $    77
                                                                                      =====       =====       =======       =======